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                                                                Exhibit 10.12




                        MANAGEMENT SERVICES AGREEMENT


                                      OF


                                 INFITEQ, LLC

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                              TABLE OF CONTENTS


Section 1:     Definition of Terms

Section 2:     Services to be Provided

Section 3:     Delivery of Documents

Section 4:     Management Services

Section 5:     Performance Requirements

Section 6:     Compensation

Section 7:     Integration and Bundling of INFITEQ Functional Member Services

Section 8:     Limitation of Liabilities, Indemnification

Section 9:     Term, Renewal

Section 10:    Termination for Convenience

Section 11:    Termination for Cause

Section 12:    Amendments

Section 13:    Confidentiality

Section 14:    Other Business and Activities of Carreker

Section 15:    Negation of Membership or Joint Venture

Section 16:    Miscellaneous


LIST OF EXHIBITS
     Exhibit A:     Delineation of Carreker Management Services and INFITEQ
                    Operating Expenses
     Exhibit B(i):  Management Services Compensation - Fee Schedule
     Exhibit B(ii): Management Services Compensation - Service Tiers
     Exhibit C:     Ramp-up Phase Governance Criteria
     Exhibit D(i):  Ramp-up Phase Revenue Distribution
     Exhibit D(ii): Revenue Flow Model - General
     Exhibit E:     Customer Service Model

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                         MANAGEMENT SERVICES AGREEMENT

     This MANAGEMENT SERVICES AGREEMENT ("Agreement") is made as of the 15th day of January, 1998, between Carreker - Antinori, Inc. ("Carreker"), a Texas Corporation, and INFITEQ, LLC. ("INFITEQ"), a Delaware limited liability corporation.

                                   RECITALS

     WHEREAS, INFITEQ has been established for the purpose of engaging in the business of providing services to depository institutions relating to cash management and other related check processing and check collection functions; and INFITEQ will not engage in any business or activity not authorized for a bank holding company.

     WHEREAS, INFITEQ desires that Carreker provide, and Carreker is willing to provide, certain management services to INFITEQ during the term of this Agreement; NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1. DEFINITION OF TERMS. The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein).

               (a) "BOARD OF MANAGERS" shall mean the Board of Managers of INFITEQ.

               (b) "BUSINESS PLAN" shall mean the annual projected revenues, expenses, and general volume, customer, and product assumptions that comprise the operating budget of INFITEQ as approved by the Board of Managers.

               (c) "CUSTOMER CONTRACT" shall mean the master agreement between INFITEQ and the respective customer for services.

               (d) "EXECUTIVE COMMITTEE" shall mean the Executive Committee of INFITEQ.

               (e) "FUNCTIONAL MEMBER" shall mean any institution that is performing a Board of managers approved functional role for, or service through, INFITEQ. Functional Members may also be referred to as "Owner Providers" in the exhibits to this Agreement.

               (f) "SPONSOR MEMBER" shall mean Carreker, Fiserv, UPS WWL, or NPC.

               (g) "MANAGEMENT SERVICES" shall mean those services provided pursuant to the management and operation of INFITEQ's day-to-day business as more fully set forth in Section 4 and in Exhibit A of this Agreement.

               (h) "OPERATING EXPENSES" shall mean those expenses, separately accounted for and payable by INFITEQ, associated with the operation of INFITEQ as specifically set forth in EXHIBIT A to this Agreement.

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               (i)  "MANAGEMENT FEE" shall mean those fees, separately
                    accounted for and payable by INFITEQ, associated with the management of INFITEQ as specifically set forth in EXHIBIT B(i) to this Agreement.

               (j) "RAMP-UP PHASE" shall mean the interim period after formation where INFITEQ revenues will not be sufficient to cover expenses incurred to provide adequate Management Services under contract, as specifically set forth in EXHIBIT C to this Agreement.

               (k) "REVENUE FLOW MODEL" shall mean the method of revenue distribution within INFITEQ as set forth in EXHIBIT D(i).

               (l) "WORKING AGREEMENTS" shall mean the multi-party service level agreements that are anticipated to be put in place with each Customer Contract.

          2. SERVICES TO BE PROVIDED. Carreker agrees to render the services and undertake the duties set forth in Sections 4 and 5 of this Agreement, for the compensation and on the terms herein provided.

          3. DELIVERY OF DOCUMENTS. Each of the parties will make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as the other party may reasonably request and as may reasonably be required in order to effectuate the purposes of this Agreement and to carry out the terms hereof.

          4. MANAGEMENT SERVICES. Subject to the supervision, direction, and approval of the Board of Managers and/or the Executive
               Committee of INFITEQ, Carreker will operate, manage, direct and supervise the ongoing conduct of INFITEQ's day-to-day business from and after the effective date of this Agreement including without limitation to the following:

               (a) Contracting for and purchasing on behalf of INFITEQ all services and goods to be used in connection with the operation of INFITEQ's business;

               (b) With written Functional Member consent, putting into effect all advertising or other business solicitation activities and all business policies with respect to such advertising or solicitation activities;

               (c) Negotiating and entering into contracts on behalf of INFITEQ with such other service providers and independent contractors to perform services for INFITEQ in connection with the operation of INFITEQ's business, consistent with Section 10.12 of the Limited Liability Company Operating Agreement and subject to exclusive right of first refusal by current Sponsor Members performing like services, and supervising the administration and monitoring the performance of all work performed and

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                    services rendered by such other service providers and
                    independent contractors under all such contracts;

               (d) Negotiating and entering into contracts on behalf INFITEQ with depository institutions whereby INFITEQ contracts to provide funds management and related services to such customers and supervising the administration and monitoring the performance of all work performed and rendered under such contracts and the Customer Contracts;

               (e) Establishing pricing and packaging for INFITEQ services;

               (f) Undertaking general product development and management responsibilities of integrated INFITEQ product offerings, including planning product and services enhancements and preparation of business proposals to be presented to the Board of Managers, Executive Committee, and pertinent standing committees of INFITEQ, but excluding product development and/or management of individual functional Member products;

               (g) Providing general relationship management of INFITEQ client base to ensure continuity of quality and service;

               (h) Providing strategic market advice and service direction for each INFITEQ line of business;

               (i) Providing sufficient sales and sales support resources to achieve INFITEQ revenue and profit objectives as stipulated in the INFITEQ Business Plan. Carreker will produce a Monthly Sales Report, Prospective Business Report and Report of sales activities which will be provided to each INFITEQ partner. These reports will include completed sales, identified prospects and projected value of sales from each. The Report of Sales Activities will be a summary of sales calls by sales representative.

                    Carreker will establish sales objectives for each sales representative for each of the services offered by the INFITEQ partners. These sales objectives will be consistent with the INFITEQ Business Plan and will be provided to the INFITEQ partners.

               (j) Coordinating implementation of Customer Contracts, including project planning among Functional Members, depository institutions and customers and INFITEQ;

               (k)  Preparing and executing contingency plans as required;

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               (l)  Providing customer service as a central point of
                    contact for INFITEQ customers to resolve issues not resolved by primary service vendors as set forth in EXHIBIT E in this Agreement;

               (m) Monitoring the performance quality of Functional Members and recommending any needed changes to Customer Contract(s) and/or Working Agreements to the Executive Committee;

               (n) Maintaining office facilities for INFITEQ (which may be in the offices of Carreker);

               (o) Coordinating the preparation and distribution of materials for meetings of the Board of Managers and committees thereof, as well as advisory groups or committees;

               (p) Furnishing financial advice and services, including preparation of operating budgets for INFITEQ;

               (q) Providing a centralized billing process, and preparing monthly financial reports;

               (r) Coordinating the provision of legal advice and counsel to INFITEQ;

               (s) Coordinating the preparation of reports to INFITEQ's shareholders of record; and

               (t)  Generally assisting in all aspects of INFITEQ's
                         operations.

          5.   PERFORMANCE REQUIREMENTS.

               (a) In performing all services under this Agreement, Carreker shall (i) act subject to the supervision and direction of the Board of Managers and/or the Executive Committee; (ii) consult and coordinate with legal counsel for INFITEQ, as necessary and appropriate, and
                    (iii) advise and report to INFITEQ and its legal counsel, as necessary or appropriate, with respect to any compliance or other matters that come to its attention.

               (b) Carreker shall consult with the keep INFITEQ advised concerning all material aspects of Carreker's activities with respect to the management and operation of INFITEQ. Carreker shall cause INFITEQ to prepare and furnish to each Member financial statements of INFITEQ including a balance sheet as of the end of each calendar quarter, a statement of income for such calendar quarter, and statements of Members' equity and changes in financial position. Such statements will be audited on an annual basis by INFITEQ's independent audit firm.

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               (c)  Carreker may submit proposals for its services to be
                    remarketed through INFITEQ to the Board of Managers or Executive Committee and shall abstain form voting with respect to such proposals.

               (d) Carreker shall hire full-time employee(s) as such employee(s) become appropriate or necessary in order to conduct the operations of INFITEQ, subject to Executive Committee approval during the Ramp-up Phase.

               (e) Each year, Carreker shall prepare a business Plan and operating budget to be approved by the Board of Managers. Carreker shall prepare monthly operating budgets for INFITEQ for the first year of the term of this Agreement, which shall be consistent with the Business Plan, to be approved by the Board of Managers.

                    Included in the Business Plan will be sales object by product with the expected revenues for the year for each product. It will also include the sales staffing, training, promotion, advertising and trade show plans for the INFITEQ sales force that will be required to meet the objectives. Also included in the Business Plan will be a list of speeches and trade show visibility programs that support sales of INFITEQ partner services. Carreker will provide each INFITEQ partner with a list of required marketing collateral with sufficient lead-time to supply such materials to support trade shows and other events.

                    During the term of this Agreement, the timing and frequency of reporting by Carreker will be determined by the Executive Committee. Modification of the Business Plan and/or operating budgets may be made quarterly and approved by the Board of Managers or Executive Committee, as appropriate.

          6. COMPENSATION. For the services to be rendered and the facilities to be furnished by Carreker, as provided for in this Agreement, Carreker shall be compensated by INFITEQ in accordance with the following terms:

               (a) During the Ramp-up Phase, INFITEQ shall pay to Carreker each month a Management Fee as set forth in Exhibit C. Carreker may request m0onthly run-rate adjustments from the Executive Committee as warranted by increased business activity within INFITEQ. The monthly Management Fee is subject to the provisions set forth in EXHIBIT C to this Agreement. In addition to the monthly Management Fee, incremental revenues above Functional Member delivery prices to INFITEQ will be distributed according to the guidelines set forth in EXHIBIT D(i).

               (b) After the Ramp-up Phase of INFITEQ, this Agreement will convert fully to the "percent of revenue" Management Fee Compensation Schedule as set forth in EXHIBIT B(i) to this Agreement. After the Ramp-up Phase,

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                    incremental revenues above Functional Member prices to
                    INFITEQ will be distributed according to the guidelines set forth in Exhibit D(ii).

               (c) All INFITEQ Operating Expenses will be a part of the budget submitted for approval to the Board of Managers, by Carreker, under Section 5 of this agreement. Expenses incurred by Carreker, without such Board approval, which would cause INFITEQ to be in a negative equity position, shall be the responsibility of Carreker.

                    Carreker shall also submit an invoice and supporting documentation for any INFITEQ Operating Expenses directly incurred in the prior month for immediate reimbursement. The Invoice for prior month's Operating Expenses to be reimbursed and current month Management Fees will coincide.

               (d) In addition to the amounts described above, Carreker shall be paid a 10% commission fee on any additional capital raised from all new Board of Manager approved Functional Members.

               (e) In the event of any alteration in the Revenue Flow Model, compensation and revenue flows for Customer Contracts in place at the time such resolution is approved by the Board of Managers shall remain in effect.

               (f) For its pre-formation activities between July 1, 1997, and November 30, 1997, INFITEQ shall pay to Carreker a one-time fee of $277,500, which will be payable within 30 days of formation, provided that INFITEQ funds are available.

          7. INTEGRATION AND BUNDLING OF INFITEQ FUNCTIONAL MEMBER SERVICES. to maximize INFITEQ revenue potential, Carreker, or a subsidiary or affiliate of Carreker, will seek to integrate and bundle various INFITEQ Functional Member services. Carreker will identify INFITEQ integration investment requirements to the Functional Members for both individual and collective development opportunities. If, upon formal presentation of the proposed investment required, the INFITEQ Functional
               Member(s) decline(s) to invest or, within 30 days, have not stated an intention to participate, then Carreker can seek outside capital investment, subject to approval by the Board of Managers. Such investors will have full claim on any incremental profits generated from the integrated capabilities in accordance with the INFITEQ Revenue Flow Model set forth in EXHIBIT D(ii) to this Agreement.

          8.   LIMITATION OF LIABILITIES; INDEMNIFICATION.

               (a) INFITEQ shall indemnify, defend and hold Carreker harmless from and against any losses arising out of or relating to (i) any default, breach, violation or non-performance by INFITEQ of any covenant, condition or

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                    agreement of INFITEQ contained in this Agreement, (ii)
                    any breach of the representation and warranties of INFITEQ contained in this Agreement, or any document, undertaking or certificate required by INFITEQ pursuant hereto, (iii) any negligent acts or omissions or willful misconduct by or on behalf of INFITEQ in the course of fulfilling the obligations of INFITEQ hereunder, (iv) subject to the terms of this Agreement, any and all payments made by Carreker to third parties on behalf of INFITEQ, and (v) all reasonable fees and expenses incurred in the enforcement of this indemnity by Carreker; provided that INFITEQ shall not be required to indemnify Carreker for any losses to the extent that they are caused by the willful misconduct, bad faith, or gross negligence of Carreker in connection with the performance of its services under this Agreement. Carreker shall not be liable for any action taken or omitted in good faith at the request or direction of the Board of Managers of INFITEQ or any committee thereof in connection with the performance of Carreker's duties under this Agreement. Carreker shall also not be liable for actions taken or omitted in good faith in reliance on advice received from its or INFITEQ's legal counsel, independent public accountants or other professional advisors.

               (b) Carreker shall indemnify, defend and hold INFITEQ harmless from and against any losses arising out of or relating to (1) any default, breach, violation or non-performance by Carreker of any covenant, obligation, condition or agreement of Carreker contained in this Agreement, (ii) any breach of the representations and warranties of Carreker contained in this Agreement, or in any document, undertaking or certificate required by Carreker pursuant hereto, (iii) any negligent acts or omissions or willful misconduct by or on behalf of Carreker in the course of fulfilling the obligations of Carreker hereunder, and (iv) all reasonable fees and expenses incurred in the enforcement of this indemnity by INFITEQ, provided that Carreker shall not be required to indemnify INFITEQ for any losses to the extent that they are caused by the willful misconduct, bad faith or gross negligence of INFITEQ.

               (c) Each party's indemnification rights shall be their sole remedy with respect to a party's losses resulting from third party liabilities. Each party's right to damages shall be limited to compensatory damages, and no party to this Agreement shall be liable for any indirect, special, punitive or consequential damages.

               (d) Notwithstanding any other provisions of this Agreement, Carreker shall not be liable for any loss suffered by INFITEQ in connection with the performance of Carreker's obligations and duties under this Agreement unless INFITEQ has initiated a legal or arbitration proceeding with respect to such loss within three (3) years of the occurrence of the event, action or failure to act giving rise to such loss.

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               (e)  Any dispute or controversy arising between Carreker and
                    INFITEQ in connection with the interpretation or enforcement of this Agreement shall be settled exclusively by binding arbitration in Dallas, Texas in accordance with the rules of the American Arbitration Association then in effect and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

          9. TERM, RENEWAL. Subject to earlier termination as provided in this Agreement, this Agreement shall become effective on the date herein and shall remain in force and effect for a term of ten (10) years, and shall automatically renew thereafter for successive two (2) year periods, subject to termination by either party at the end of the original term or any extension thereof by the giving of written notice of nonrenewal at least 120 days prior to the end of the original term or the extension thereof, as applicable.

          10.  TERMINATION FOR CONVENIENCE.

               (a) During the Ramp-up Phase, INFITEQ shall not be able to terminate this Agreement except for cause as provided in Section 11.

               (b) After the Ramp-up Phase, either party may terminate this Agreement, with or without cause, upon not less than 180 days prior written notice to the other party. In no event shall INFITEQ terminate this Agreement for convenience prior to one year after the effective date of formation, as defined in the Limited Liability Company Operating Agreement.

               (c) In the event of any termination of INFITEQ pursuant to this Section 10, in addition to all other amounts owing to Carreker through the date of termination as provided herein, Carreker shall be entitled to reimbursement for any reasonable and documented expenses actually incurred in connection with a mutually agreed upon unwind period. Carreker shall use its commercially reasonable efforts to mitigate all reasonable and documented expenses. Carreker shall additionally be entitled to continue to receive any management services revenue in accordance with the Revenue Flow Model as described in Exhibit D(ii), for any Customer Contracts as long as those Customer Contracts are in effect. The provisions set forth in this paragraph apply to all parts of Section 10 and a termination pursuant to
                    Section 11(e).

               (d)  In the event of termination by Carreker pursuant to this
                    Section 10, INFITEQ shall be entitled to reimbursement for any reasonable and documented expenses actually incurred in connection with a mutually agreed upon unwind period. INFITEQ shall use its commercially reasonable efforts to mitigate, and permits Carreker as INFITEQ's agent to mitigate, all reasonable and documented expenses.


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

               (e) Upon any termination hereunder, each party shall deliver to the other party all property, documents, books and records, including related software, of the other party then in its custody or possession. Carreker shall cooperate with INFITEQ and any successor provider of management services selected by INFITEQ in the orderly transfer and assumption of the management responsibilities of INFITEQ.

               (f) Except as provided in the Limited Liability Company Operating Agreement of INFITEQ, the rights and obligations of Carreker as a Functional Member of INFITEQ shall not be affected by the termination of this Agreement.

               (g) Carreker agrees that subsequent to the expiration of this Agreement, Carreker shall provide, for a reasonable period of time, but not to exceed six (6) months without being subjected to additional premium, such management services as are reasonably requested by INFITEQ, at a fee to be mutually agreed upon by INFITEQ and Carreker.

               (h) In the event of the acquisition of substantially all other assets or voting securities of INFITEQ by another entity, this Agreement shall remain in full force and effect.

          11. TERMINATION FOR CAUSE. Either party may terminate this Agreement for cause if the other party:

               (a) materially breaches any material provision of this Agreement and, after notice of such breach, shall have failed to cure such breach within thirty (30) days after notice of such breach is given to the breaching party; or

               (b) commits an act of willful misconduct, gross negligence or fraud. Such termination may be effected by giving the other party written notice of termination, which notice shall specifically identify the act upon which termination is based; or

               (c) has a petition filed against it for an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, and such petition shall not have been dismissed within sixty (670) days of filing; or a court having jurisdiction shall have appointed a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such party for any substantial portion of its property, or ordered the winding up or liquidation of its affairs; or

               (d) commences a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have made any general assignment for the benefit of creditors, or shall have

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                    failed generally to pay its debts as they became due.
                    The defaulting party agrees that, if any of the events specified in subsections (b) or (c) of this Section 11 shall occur, it shall give written notice thereof to the other party within seven (7) days following occurrence of such event. Upon receipt of such notice, or upon becoming aware of a default the other party may, in its sole discretion, terminate this Agreement immediately upon deliver of a written notice of such termination to the defaulting party; or

               (e) in the case of Carreker, in the event of a merger or acquisition by a entity resulting in a change of control in Carreker (a change of control shall occur if the merger or acquisition results in a significant change of the current management structure and in the acquiring entity owning 51% or more of the total stock of Carreker); Carreker shall use its best efforts to notify the Board prior to any such change of control; the Board shall then have not more than 15 days from the date of notification to decide whether to terminate this Agreement pursuant this clause (e); provided, however, that a termination pursuant to this clause shall require the affirmative vote of at lest two-thirds of the Board of Managers; and provided, further, Carreker becoming a publicly held company will not be considered a change of control; or

               (f) in the event this Agreement is terminated by INFITEQ pursuant to this Section 11, Carreker shall be entitled to costs for services expended through the effective date of such termination. Termination of Carreker Management Services shall be separate and apart from the Customer Contracts and associated revenues Carreker has as a Functional Member.

          12. AMENDMENTS. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change discharge or termination is sought.

          13. CONFIDENTIALITY. All books, records, information and data pertaining to the business of INFITEQ and INFITEQ's prior, present or potential shareholders and customers that are exchanged or received pursuant to the performance of Carreker's duties under this Agreement shall remain confidential and shall not be disclosed to any other person, except as specifically authorized by INFITEQ or as may be required by law.

          14. OTHER BUSINESS AND ACTIVITIES OF CARREKER. Except to the extent necessary to perform Carreker's obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of Carreker or any employee of Carreker to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association; provided, however, that during the term of this Agreement, Carreker agrees not to engage in any activities which are functionally competitive with the

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               services to be provided by INFITEQ.  INFITEQ acknowledges that the persons employed by Carreker to assist in the performance of Carreker's duties under this Agreement are not required to devote their full time to such service and nothing contained in this Agreement shall be construed to the contrary.

          15. NEGATION OF MEMBERSHIP OR JOINT VENTURE. Nothing contained in this Agreement shall constitute, or be construed to be or to create, a partnership, joint venture or lease between Carreker and INFITEQ.

          16.  MISCELLANEOUS.

               (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to INFITEQ or Carreker shall be sufficiently given if addressed to be that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.


               Attention:
               To INFITEQ:              To Carreker:
               ___________________      Carreker - Antinori, Inc.
               ___________________      14001 N. Dallas Parkway, Suite 1100
               ___________________      Dallas, Texas  75240


               (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and permitted assigns; PROVIDED, HOWEVER, that this Agreement shall not be assignable without the written consent of the other party; except that Carreker shall have the absolute right to assign this Agreement to a subsidiary or affiliate. In the event that Carreker assigns this Agreement to an affiliate or subsidiary, there shall be no unaffiliated third-party owner in such entity without the written consent of the Board of Managers of INFITEQ.

               (c) This Agreement shall be construed in accordance with the laws of the State of Texas.

               (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be a original and which collectively shall be deemed to constitute only one instrument.

               (e) The captions of this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

               (f)  Sections 8, 10(c), 10(e), 10(g), 11(f), 13, and 16 shall survive termination of this Agreement.

               (g) This Agreement constitutes the entire agreement between the parties hereto with respect to the matters described herein.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

                                       INFITEQ, LLC
Carreker-Antinori, Inc.                Fiserv Solutions, Inc.

By: /s/ J.D. Carreker                  By: /s/ Norman J. Baltmasar
------------------------------           ----------------------------------
Name: J.D. Carreker                    Name: Norman J. Baltmasar
------------------------------              -------------------------------
Title: Chairman                        Title: Executive Vice President
------------------------------               ------------------------------

                                       Carreker-Antinori, Inc., as Member

                                       By: /s/ J.D. Carreker
                                          ---------------------------------
                                       Name: J.D. Carreker
                                             ------------------------------
                                       Title: Chairman
                                             ------------------------------

                                       UPS Worldwide Logistics, Inc., as member

                                       By: /s/ Danise P. Magio
                                          ---------------------------------
                                       Name: Danise P. Magio

                                       Title: SVP Chief Operating Officer
                                             ------------------------------

                                       National Processing Company, as member

                                       By: /s/ David R. Zork
                                          ---------------------------------
                                       Name: David R. Zork

                                       Title: Executive Vice President
                                             ------------------------------

Exhibit A


                                   DELINEATION OF CARREKER MANAGEMENT SERVICES
                                             AND INFITEQ OPERATING EXPENSES

              Management Services                 INFITEQ Operating Expenses
              -------------------                 --------------------------
   (1)  Buyer/Seller of INFITEQ Services     (1)  Financial Mgmt/Reporting
   (2)  Functional Partner                   (2)  CEO/CFO Allocations
          Development/Management             (3)  Audit/Tax
   (3)  Product Development/Mgmt             (4)  INFITEQ Legal
   (4)  Relationship Management              (5)  Insurance/Risk Management
   (5)  General Sales                        (6)  Marketing and Promotion
   (6)  Sales Support of INFITEQ                  - Tradeshows/Public Relations
          Customer Base                           - Brochures/Collateral
   (7)  Customer Service                          - Internet/Intranet Development
   (8)  Implementation Support/Mgmt
   (9)  Performance Tracking
   (10) Billing/Collections
   (11) General Management Duties for
          Day-to-Day Operations

Notes:

-    Management Services Fees shall be paid as set forth in exhibit B(i)

- INFITEQ Operating Expenses, as approved by the Executive Committee, shall be paid directly from an INFITEQ account specifically designated for this purpose. As the paying agent, Carreker shall provide a detailed accounting of all Operating Expenses on a monthly basis.

- During the Ramp-up phase, INFITEQ Operating Expenses will be paid from funds held in the INFITEQ capital account.

- The intent of the methods stated above is to equitably allocate INFITEQ Operating Expenses amongst Functional Members relative to the benefit received; however, the Executive Committee may review at any time these methods in their entirety, or for specific situations, and implement alternate methods as it sees fit.

Exhibit B(i)

                                               MANAGEMENT SERVICES COMPENSATION
                                                                 - FEE SCHEDULE


        Projected Categories of
   Management Services Requirements                 Percent of Provider Revenue
   --------------------------------                 ---------------------------
I.   "Off-the-Shelf" Customer                    4%-Management content illustrated
     Contracts                                        in Exhibit B(ii)
                                                 3%-Discounted Provider pricing
                                                      and/or minimal Carreker
                                                      management content.

II.  Integrated Customer Contracts               7%-Management content illustrated
                                                      in Exhibit B(ii)
                                                 5%-Discounted Provider pricing
                                                      and/or reduced Carreker
                                                      management content

III. Product Development/Integration by          Compensation for Carreker Product
                                                 Management Services to be determined
                                                 on a project-by-project basis.

IV.  Service Warehouse Development               Compensation for Carreker Management
                                                 Services to be determined on a
                                                 project-by-project basis.  Members
                                                 may or may not elect to participate
                                                 in the funding of the Service
                                                 Warehouse development.

NOTES:

- DISCOUNTED PROVIDER PRICING is defined as less than acceptable minimum Provider margins (e.g. 10%) for services in a given Customer Contract.

- "OFF-THE-SHELF" Customer Contracts, as illustrated in Exhibit B(ii), are defined as single Provider Customer Contracts where mark-up opportunities are considered minimal.

- INTEGRATED Customer Contracts, as illustrated in Exhibit B(ii), are defined as multi-Provider Customer Contracts where Carreker has bundled services from two or more Providers of INFITEQ including additional tangible services and/or software, consulting, or training services to be provided to a Customer or Client Bank. Integrated Customer Contracts will require more Carreker management Services, and thus entail higher management compensation rates.

Exhibit B(i)

- Providers will contribute the percent of revenue stated above only to the extent that INFITEQ mark-up over cost of service from the Provider does not meet the agreed upon rate of compensation.

- SERVICE WAREHOUSE is defined as the information management system which will support INFITEQ service offerings. The Service Warehouse will be funded out of additional capital raised from Sponsor Members and new Functional Members that elect to participate in its funding.

Exhibit B(ii)

                                               MANAGEMENT SERVICES COMPENSATION
                                                                - SERVICE TIERS


                                Select participation
                                  of investment by
                                       partners            Service Warehouse
                                                              Development


                                       Project          Product Development/
                                       Budget          Integration by Product
                                        TBD            (MORE PARTNER SPECIFIC)


                    5-7% of
               Provider Revenue

                 --------------------------------------------------------------
                          More Integrated Customer Contracts - Mgmt Services
                        -------------------------------------------------------

                       - Product Development/Mgmt    - Implementation
                       - Sales Support of INFITEQ      Support/Mgmt
                         Customers                   - Customer Service
                       - Financial Partner Mgmt      - Buyer/Seller of Services
                 --------------------------------------------------------------

          3 - 4% of
          Provider
          Revenue
     --------------------------------------------------------------------------
                "Off-the-Shelf" Customer Contracts - Management Services
                --------------------------------------------------------

     - General Sales Lead Dev.   - Billing/Collection       - Marketing/PR
     - Relationship Mgmt         - Performance Tracking       (Dev./Mantime)
                                 - General Management       - Product Packaging
                                 - Customer Service (minimal)
     --------------------------------------------------------------------------

                                              RAMP-UP PHASE GOVERNANCE CRITERIA

- Commencing December 1997 and continuing through the Ramp-up Phase.
  INFITEQ shall pay to Carreker each month a Management Fee equal to $45,000 per month to be paid the first week of each month. Carreker will also be reimbursed for out-of-pocket expenses up to $10,000 per month. Expenses exceeding $10,000 per month shall require prior Executive Committee pproval.

- In general, the Ramp-up Phase is the pre-defined period of time where INFITEQ revenues will not be sufficient to cover required Operating Expenses and management Services Fees.

- The Executive Committee can authorize either termination of the Ramp-up Phase or adjustments to the INFITEQ Operating Budget based on any of the following criteria:

    - INFITEQ revenues are sufficient to cover Carreker Management Services Fees (a minimum of $75,000 per month) and INFITEQ Operating Expenses
    -  INFITEQ capital account balance has no remaining working capital
    -  Twenty-four months has expired since the date of formation of INFITEQ

- Ramp-up Phase operating budget will be reviewed monthly by the Executive Committee of INFITEQ.

- Working capital requirements during the Ramp-up Phase will be determined by the following calculation:
           (A)  INFITEQ Cost of Goods Sold {Provider Price(s)}
           (B)  Carreker Management Services Fees
           (C)  INFITEQ Operating Expenses

                INFITEQ REVENUE - (A) - (B) - (C) =  RAMP-UP PHASE MONTHLY
                                                     WORKING CAPITAL REQUIREMENT

                                             RAMP-UP PHASE REVENUE DISTRIBUTION


      Scenario                 Scenario B                     Scenario C
      --------                 ----------                     ----------
   Off-the-Shelf          Integrated (Mark-Up)         Integrated (Value Based)






                                    [GRAPH]






         SCENARIO A                SCENARIO B               SCENARIO C
         ----------                ----------               ----------
  - Scenario A              - Scenario B             - Scenario C
    represents a revenue      represents a revenue     represents a revenue
    stream from a             stream from a            stream from a
    Customer Contract         Customer Contract        Customer contract
    where Carreker may        where Carreker has       where Carreker has
    not be able to mark       bundled services         bundled services
    up services from one      from 2 Providers,        from two Providers
    Provider due to           but is not able to       and provided
    price sensitivities       mark up the              training and
    in the market.  Any       aggregate Provider       implementation
    mark-up over the          Prices more than 5%      support as part of
    Provider price            due to price             the aggregate
    Carreker is able to       sensitivities in the     Provider Price to
    achieve will flow         market.                  INFITEQ.
    directly to
    Carreker.

         SCENARIO A               SCENARIO B              SCENARIO C
         (CONTINUED)              (CONTINUED)             (CONTINUED)
         -----------              -----------             -----------
   - Management             - Revenues from the      - Carreker is able
     Services Fees are        5% mark-up flow          to mark up the
     for "off-the-shelf"      directly to Carreker     aggregate Provider
     scope, and will be       for Management           Price by 4% to the
     4% of Provider           Services Fees.           INFITEQ customer.
     revenue as set forth                               In addition to the
     in EXHIBIT B(i).       - In order to              4% mark-up, Carreker
     Providers distribute     satisfy the "% of        is able to develop a
     rebates equivalent       Revenue" Management      float sharing
     to 4% of Provider        Fee compensation         arrangement with the
     revenue to Carreker      requirements set         INFITEQ customer
     during the Ramp-up       forth in EXHIBIT         because of
     Phase.                   B(i), Providers, at      significant value
                              their option, may        associated with the
                              either:  (a)             integrated offering
                              distribute rebates       (e.g. significant
                              equivalent to 2% of      revenue increase
                              Provider revenue to      opportunities).
                              Carreker, (b) offer
                              INFITEQ reduced        - Revenues from the
                              processing fees for      4% mark-up and float
                              this particular          flow directly to
                              transaction which        Carreker.  Revenues
                              may be acceptable to     from the Carreker
                              the customer and         Provider Services of
                              INFITEQ, but may         training and
                              still result in a        implementation
                              lower margin to          support also flow
                              INFITEQ than 5%, or      directly to
                              (c) decline to bid.      Carreker.


                                                     - "% of Revenue"
                                                       Management Fee
                                                       compensation
                                                       requirements for
                                                       integrated services
                                                       (i.e. 7% of Provider
                                                       Revenue as set forth
                                                       in EXHIBIT B(i)) are
                                                       met because of
                                                       additional float
                                                       sharing revenue
                                                       Carreker is able to
                                                       negotiate with the
                                                       INFITEQ customer as
                                                       part of contract
                                                       term

Exhibit D(ii)

                                                   REVENUE FLOW MODEL - GENERAL






                                    [GRAPH]

Exhibit E

                                                         CUSTOMER SERVICE MODEL






                                    [GRAPH]